REGISTRATION RIGHTS AGREEMENT

                                      among

                             KEY ENERGY GROUP, INC.

                           MCMAHAN SECURITIES CO. L.P.

                                       and

                          RAUSHER PIERCE REFSNES, INC.



                            DATED AS OF JULY 3, 1996

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (the "Agreement") is entered into as of July 3, 1996, among KEY ENERGY GROUP,
INC.,  a Maryland  corporation  (the "Company"),   McMAHAN
SECURITIES CO. L.P., a Delaware limited partnership ("McMahan"), and RAUSCHER PIERCE REFSNES, INC., a Delaware corporation ("RPRI"; RPRI and McMahan being hereinafter referred to as the "Initial Purchasers"), who have agreed to purchase the Company's 7% Convertible Debentures due 2003 (the "Debentures") pursuant to the Purchase Agreement dated as of June 27, 1996 among the Company and the Initial Purchasers (the "Purchase Agreement"). This Agreement is being executed pursuant to Section 3(i) of the Purchase Agreement. The Debentures are convertible into shares of the Company's common stock, par value $.10 per share (the "Common Stock"), under the terms and conditions set forth in an indenture dated as of July 3, 1996, between the Company and American Stock Transfer & Trust Company, as Trustee (the "Indenture").

         The parties hereby agree as follows:

         1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

         Broker-Dealer. Any broker or dealer registered under the Exchange Act.

         Business Day. A day other than a Saturday or Sunday or any federal holiday.

         Closing Date.  The date of this Agreement.

         Commission.  The Securities and Exchange Commission.

         Damages Payment Date. Each Interest Payment Date. For purposes of this Agreement, if no Debentures are outstanding, "Damages Payment Date" shall mean each July 1 and January 1.

         Debentures.  As defined in the preamble hereto.

         Effectiveness Target Date. As defined in Section 3 hereof.

         Exchange Act. The Securities Exchange Act of 1934, as amended.

         Holder.  A  Person  who  owns,  beneficially  or
otherwise,   Transfer Restricted Securities.

         Indemnified Holder.  As defined in Section 6(a) hereof.

         Indenture.  As defined in the preamble hereto.

         Initial Purchasers.  As defined in the preamble hereto.

         Interest Payment Date.  As defined in the Indenture.

         Liquidated Damages.  As defined in Section 3 hereof.

         NASD.  National Association of Securities Dealers, Inc.

         Person.  An  individual,   partnership,   corporation,
 unincorporated organization, limited liability company, trust, joint venture or a government or agency or political subdivision thereof.

         Prospectus.  The prospectus  included in a Registration
 Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

         Record Holder. With respect to any Damages Payment Date, each Person who is a Holder on the record date with respect to the Interest Payment Date on which such Damages Payment Date shall occur. In the case of a Holder of shares of Common Stock issued upon conversion of the Debentures, "Record Holder" shall mean each Person who is a Holder of shares of Common Stock which constitute Transfer Restricted Securities on the June 15 or December 15 immediately preceding the Damages Payment Date.

         Registration Default. As defined in Section 3(a) hereof.

         Registration  Statement.   The  registration  for
resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

         Securities Act.  The Securities Act of 1933, as amended.

         Shelf Filing Deadline. As defined in Section 2 hereof.

         Shelf Registration Statement. As defined in Section 2 hereof.

         TIA. The Trust Indenture Act of 1939 (15 U.S.C.
Section  77aaa-77bbbb) as in effect on the date of the Indenture.

         Transfer Restricted Securities. Each share of Common Stock issued upon conversion of Debentures until the earlier of (a) the date on which such share of Common Stock issued upon conversion has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, (b) the date on which such share of
 Common Stock issued upon conversion is distributed to the public pursuant to Rule 144 under the Securities Act or
(c) the date on which such share of Common Stock issued upon conversion may be sold or transferred pursuant to Rule 144(k) (or any other similar provision then in force).

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



         Underwritten Registration or Underwritten Offering. A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

         2. Shelf Registration.

         (a) The Company shall: (i) as soon as practicable, but not later than nine months after the date hereof (the "Shelf Filing Deadline"), cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities held by Holders that have provided the information required pursuant to Section 2(b) hereof; (ii) use its best efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before one year after the date hereof; and
(iii) use its best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 4(b) hereof to the extent necessary to ensure that it is available for resales by the Holders of Transfer Restricted Securities entitled to the benefit of this Agreement, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least three years following the Closing Date or such shorter period that will terminate when all Transfer Restricted Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement.

         (b) No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 10 Business Days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with such Shelf Registration Statement or Prospectus or preliminary Prospectus included therein and in any application to be filed with or under state securities laws. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to Section 3 hereof unless and until such Holder shall have provided all such reasonably requested information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

         3. Liquidated Damages.

         (a) If the Shelf Registration Statement required by this Agreement (i) is not filed with the Commission on or before the date specified for such filing in Section 2(a)(i) hereof,
 (ii) has not been declared effective by the Commission on or before the date specified for such effectiveness in
Section 2(a)(ii) hereof (the "Effectiveness Target Date"), or (iii) subject to the provisions of Section 4(b)(i) below, is filed and declared effective but, during the period specified in
Section 2(a)(ii) hereof, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within 15 Business Days by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in foregoing clauses (i) through (iii), a

 "Registration Default"), the Company hereby agrees to pay liquidated damages ("Liquidated Damages") to (A) each holder of Debentures with respect to any period during which a
Registration   Default  shall  have  occurred  and  be
continuing, in an amount equal to one and one-half percent (150 basis points) per annum per $1,000 principal amount of Debentures held by such Holder; and (B) each Holder of shares of Common Stock issued upon conversion of Debentures with respect to any period in which a Registration Default shall have occurred and be continuing, in an amount equal to $.07 per annum per share of Common Stock, subject to adjustment in the event of stock splits, stock recombinations, stock dividends and the like.

         (b) All accrued Liquidated Damages shall be paid to holders of Debentures or Record Holders by the Company on each Damages Payment Date by wire transfer of immediately available funds or by federal funds check. Following the cure of all Registration Defaults relating to any particular Debenture or share of Common Stock, the accrual of Liquidated
Damages  with  respect  to such Debenture or share of Common
Stock will cease.

         4. Registration Procedures.

         (a) In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of Section 4(b) below and shall use its best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and, pursuant thereto, the Company will as expeditiously as possible prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Securities Act.

         (b) In  connection  with  the  Shelf  Registration
Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities, the Company shall:

         (i)  Use  its  best  efforts  to  keep  such
Registration   Statement continuously  effective  during the
period required by this Agreement; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its reasonable best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that it is in the best interests of the Company not to disclose the existence of or facts surrounding any proposed or pending material corporate transaction involving the Company, the Company may allow the Shelf Registration Statement to fail to be effective and usable as a result of such nondisclosure for (1) a period not to exceed 30 days in any three month period or (2) two periods not to exceed an aggregate of 60 days in any twelve month period.

         (ii)  Prepare  and  file  with  the  Commission   such
amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the period set forth in Section 2(a)(ii) hereof or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus.

         (iii) Advise the underwriter(s), if any, and selling holders promptly (but in any event within two Business Days) and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

         (iv)  Furnish  to  each  of  the  selling   holders
and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including, upon request in writing, all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review of such holders and underwriter(s), if any, for a period of at least three Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which a selling holder of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall, upon advice of its counsel, reasonably object within three Business Days after the receipt thereof.

 A selling holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission.

         (v)  Promptly  before  the  filing  of  any  document
that  is  to  be incorporated  by reference  into a
Registration  Statement or  Prospectus,  (A) provide   copies
of such document to the selling Holders and to the underwriter(s), if any, (B) make the Company's representatives available for discussion of such document and other customary due diligence matters, and (C) include such information in such document before the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request.

         (vi) Make available at reasonable times for inspection by the selling Holders, any underwriter participating in any distribution pursuant to such Registration Statement, and any attorney or accountant retained by such selling Holders or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors, managers and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement after the filing thereof and before its effectiveness.

         (vii) If requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

         (viii) Furnish to each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference).

         (ix) Deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto.

         (x) Whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company shall: (A) upon request, furnish to each selling Holder and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of effectiveness of
the  Shelf  Registration  Statement:  (1) a certificate,   dated
 the date of effectiveness of the Shelf Registration Statement, signed by (y) the President and (z) the Chief Financial Officer of the Company confirming, as of the date thereof, the matters set forth in Section 5(b) of the Purchase Agreement and such other matters as such parties may reasonably request; (2) an opinion, dated the date of effectiveness of the Shelf Registration Statement, of counsel for the Company covering the matters set forth in Section 5(a)(1) of the Purchase Agreement; and (3) customary comfort letters, dated as of the date of effectiveness of the Shelf Registration Statement from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters by underwriters in connection with primary underwritten offerings;
(B) set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 6 hereof with respect to all parties to be indemnified pursuant to said Section; and
(C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the pursuant to this clause (xi).

         (xi) Before any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process, in any jurisdiction where they are not now so subject.

         (xii) Cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days before any sale of Transfer Restricted Securities made by such underwriter(s).

         (xiii) Use its reasonable best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities.

         (xiv)  Subject  to  Section   4(b)(i)  above,  if  any
fact or event contemplated by Section 4(b)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (xv) Cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter that is required to be retained in accordance with the rules and regulations of the NASD.

         (xvi) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement.

         (xvii) If required, cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate, with the trustee and the holders of Debentures to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its reasonable best efforts to cause the trustee thereunder to execute all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

         (xviii) Cause all Transfer Restricted Securities covered by the Registration Statement to be listed on each securities exchange on which securities of the same class issued by the Company are then listed.

         (xix) Provide promptly to each Holder upon written request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act after the Effective Date of the Registration Statement.

         (c) Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in
Section 4(b)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(b)(xv) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice.

         5. Registration Expenses.

         (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchasers or Holders with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD)); (ii) all reasonable fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and, subject to
Section  5(b) below,  the Holders of Transfer  Restricted
Securities;   (v)  all  application  and  filing  fees  in
connection with listing of the Common Stock issued upon conversion of the Debentures on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance), but specifically excluding (a) fees and expenses of counsel to the underwriter(s), if any (other than fees and expenses set forth in clauses (i) and (ii) above), (b) underwriting discounts and commissions and (c) transfer fees and taxes if any, relating to the sale and disposition of Transfer Restricted Securities by a selling Holder. The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

         (b) In connection with any Registration Statement required by this Agreement, the Company will reimburse the
Initial Purchasers and the Holders of Transfer   Restricted
Securities  being  registered   pursuant  to  the  Shelf
Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority in principal amount of Debentures and in number of shares of Common Stock issued upon conversion thereof for whose benefit such Registration Statement is being prepared.

         6. Indemnification and Contribution.

         (a) The Company and the Subsidiaries (as defined in the Purchase Agreement), jointly and severally, agree to indemnify and hold harmless: (i) each Holder; (ii) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the persons referred to in this clause
(ii) being referred to as a "controlling person"); and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any person referred to in clause (i), (ii), or (iii) may hereinafter be referred to as an "Indemnified Holders"), against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Holder may become subject under the Securities Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in (A) in any Registration Statement or Prospectus or in any amendment or supplement thereto or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or any Subsidiary or based upon written information furnished by or on behalf of the Company or any Subsidiary filed in any jurisdiction in order to qualify the Common Stock issued upon conversion of the Debentures under the securities or "Blue Sky" laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application"); or (ii) the omission or alleged omission to state, in such Registration Statement or Prospectus or any amendment or supplement thereto, or in any Application, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse, as incurred, each Indemnified Holder for any legal or other expenses reasonably incurred by such Indemnified Holder or controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, neither the Company nor any of the Subsidiaries will be liable in any such case to the extent that any such loss, claim, damage, or liability is finally judicially determined to arise out of or be based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or Prospectus or amendment or supplement thereto or
 Application in reliance upon and in conformity with written information furnished to the Company through the Holders by or on behalf of any Holder (or its related Indemnified Holder) specifically for use therein. This indemnity agreement will be in addition to any liability that the Company and the Subsidiaries may otherwise have to the Indemnified Holders. The Company and the Subsidiaries shall not be liable under this Section 6 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld.

         (b) Each Holder, severally and not jointly, will indemnify and hold harmless each of the Company and each person, if any, who controls the Company within the meaning of
 Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus or any amendment or supplement thereto or any Application or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Holders by or on behalf of any Holder or its related Indemnified Holder specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company or any controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that any Holder may otherwise have to the indemnified parties. No Holder shall be liable under this Section 6 for any settlement of any claim or action effected without its consent, which shall not be unreasonably withheld. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of Transfer Restricted Securities giving rise to such indemnification obligation.

         (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 6, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any
event,   relieve  the  indemnifying  party  from  any
obligations  to  any indemnified  party  other  than  the
indemnification   obligation  provided  in paragraphs  (a) and
(b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the
indemnifying   party  and  the indemnified  party shall have
been advised by counsel that there may be one or more legal defenses available to it and other indemnified parties that are different from or additional to those available to the indemnifying party or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Holders in the case of paragraph (a) of this Section 6 or the Company in the case of paragraph (b) of this Section
 6, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party.
 After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party, unless such indemnified party waived in writing its rights under this
Section 6, in which case the indemnified party may effect such a settlement without such consent.

         (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 6 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the Company and the Subsidiaries on the one hand and any Holder on the other from such Holder's sale of Transfer Restricted Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company and the Subsidiaries on the one hand and such Holder on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Subsidiaries on the one hand or such Holder on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company, the Subsidiaries and each Holder of Transfer Restricted Securities agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding the provisions of this
Section 6(d), none of the Holders (or any of their related Indemnified Holders) shall be required to contribute any amount in excess of the amount by which the total discount received by such Holder with respect to the Common Stock issued upon conversion thereof exceeds the amount of any damages which such Holder has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the
Securities Act) shall be entitled to contribution   from  any
person   who  was  not   guilty  of  such   fraudulent
misrepresentation. For purposes of this paragraph (d), each person, if any, who controls any Holder within the meaning of
Section 15 of the  Securities  Act or Section 20 of the
Exchange Act shall have the same rights to contribution as such Holder, and each person, if any, who controls the Company or any Subsidiary within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

         7. Rule 144A. The Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

         8.   Participation  in  Underwritten   Registrations.
No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's
 Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder  to approve  such  arrangements  and (b)  completes
and  executes all reasonable  questionnaires,   powers  of
attorney,  indemnities,   underwriting agreements,  lockup
letters and other documents required under the terms of such underwriting arrangements.

         9. Selection of Underwriters. The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in number of shares of Common Stock included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Company.

         10. Miscellaneous.

         (a) Remedies. The Company agrees that monetary damages (including the Liquidated Damages contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement other than with respect to Registration Defaults and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement granting any registration rights with respect to their securities to any Person which rights conflict with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

         (c) Amendments and Waivers. This Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority in number of shares of Common Stock as issuable upon conversion of the Debentures, as the case may be.

         (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

         (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture or the transfer agent of the Common Stock, as the case may be; and

        (ii) if to the Company:



Key Energy Group, Inc.

255 Livingston Avenue

New Brunswick, New Jersey 08901



With a copy to:



Sullivan & Worcester, LLP

One Post Office Square

Boston, Massachusetts 02109

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered, five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

         (a) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

         (b) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (c) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (d) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE  WITH  THE LAWS OF THE  STATE  OF
NEW  YORK,  WITHOUT  REGARD  TO THE CONFLICT OF LAW RULES
THEREOF.

         (e) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (f) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to
 the  Transfer  Restricted  Securities.   This  Agreement
supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                            [SIGNATURE PAGE FOLLOWS]

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       KEY ENERGY GROUP, INC.

                                       By:

                                       MCMAHAN SECURITIES CO.
L.P.

                                       By:

                                       RAUSCHER PIERCE REFSNES,
INC.

                                       By: